Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

September 30, 2004

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 11, 2004, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K (as amended), our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2004.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2004 OPERATING RESULTS

ROCKVILLE, Md. (November 3, 2004) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2004.

♦	For the third quarter 2004, Funds from Operations available for common shareholders (FFO) per diluted share was $0.72 and net income available for common shareholders per diluted share was $0.30.
♦	When compared to third quarter 2003, same-center property operating income increased 4.5% including redevelopments and expansions, and 3.3% excluding redevelopment and expansion properties.
♦	Cash-basis contractual rent increases on lease rollovers were 22% for the third quarter on over 400,000 square feet of retail space for which there was a prior tenant.
♦	The Trust’s portfolio was 94.2% leased at September 30, 2004.

Financial Results

Federal Realty reported FFO per diluted share of $0.72 in third quarter 2004, a 9.1% increase over the $0.66 of FFO per diluted share reported in third quarter 2003. Total FFO available for common shareholders was $38.3 million for the third quarter of 2004 compared to $33.3 million for last year’s third quarter. For the nine months ended September 30, 2004, Federal Realty reported FFO of $111.7 million, or $2.14 per diluted share, compared to $89.9 million, or $1.87 per diluted share for the nine months ended September 30, 2003. Federal Realty’s FFO results for the nine months ended September 30, 2003, include a $3.4 million ($0.07 per diluted share) charge relating to the redemption of the Trust’s 7.95% Series A Cumulative Redeemable Preferred Shares.

Net income available for common shareholders was $15.8 million, and net income available for common shareholders per diluted share was $0.30 for the quarter ended September 30, 2004, versus $21.7 million and

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2004 OPERATING RESULTS

$0.44, respectively, for the third quarter of 2003. Net income available for common shareholders increased 23.2% from $43.5 million for the nine months ended September 30, 2003, to $53.6 million, for the nine months ended September 30, 2004. Year to date, net income available for common shareholders per diluted share improved from $0.92 in 2003 to $1.04 in 2004. Net income available for common shareholders and net income available for common shareholders per diluted share for the nine months ended September 30, 2003, include the impact of the preferred share redemption charge discussed above.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO available for common shareholders and FFO per diluted share to net income available for common shareholders and net income available for common shareholders per diluted share, respectively, is attached to this press release.

“Careful execution of the Trust’s business plan has resulted in consistently improving operating results,” commented Donald Wood, Federal Realty’s President and Chief Executive Officer. “By focusing our attention on continually improving our high quality existing portfolio, through leasing and redevelopment, and by opportunistically capitalizing on external growth opportunities, we have uniquely positioned ourselves to improve on our success to date.”

Portfolio Results

On a same-center basis, including redevelopment and expansion properties, property operating income increased 4.5% over third quarter 2003. When redevelopment and expansion properties are excluded, same-center property operating income increased 3.3% from third quarter 2003.

Overall, the Trust’s portfolio was 94.2% leased as of September 30, 2004, an improvement of 110 basis points from December 31, 2003. As of September 30, 2004, Federal Realty’s same-center portfolio was 96.5% leased, a 50 basis point improvement over year-end 2003.

During the third quarter of 2004, the Trust signed 79 leases for 418,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 409,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 22%. The weighted-average contractual rent on this comparable space for the first year of the new leases is $22.82 per square foot compared to the weighted-average contractual rent of $18.69 per square foot for the last year of the prior leases. The weighted-average contractual rent for the last year of the

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2004 OPERATING RESULTS

prior leases is calculated by including both the minimum rent and the percentage rent actually paid during the last year of those leases. Year to date, the Trust has signed 233 leases for 1.3 million square feet of comparable space, a record for the first three quarters of any year, at a weighted-average cash-basis contractual rent increase per square foot of 18%. On a GAAP basis (i.e. including the impact of straight-line rents), weighted-average rent increases per square foot for comparable space were 33% for the third quarter of 2004. As of September 30, 2004, Federal Realty’s weighted-average contractual rent for retail and commercial space in its portfolio was $18.47 per square foot.

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 92% of the retail space was leased to 115 tenants, with 101 stores open and operating as of September 30, 2004. Phase III (CinéArts Theatre) opened as planned during third quarter 2004. The 255 existing residential units at Santana Row were 98% leased as of September 30, 2004, and the development of the 256 Phase IV residential units remains on schedule and on budget.

Guidance

Federal Realty today narrowed its guidance for 2004 FFO per diluted share to a range of $2.83 to $2.84, and increased guidance for net income per diluted share to a range of $1.30 to $1.31. In addition, management provided initial guidance for 2005 FFO per diluted share of $3.00 to $3.03, and net income per diluted share of $1.24 to $1.27.

“Our guidance for 2004 and 2005 projects real FFO per share growth of 7% in 2004 and 8% to 9% for 2005, after adjusting for Santana Row insurance proceeds and the impact of the 2003 preferred share redemption charge,” commented Larry Finger, Federal Realty’s Senior Vice President and Chief Financial Officer. “Through our internal growth and redevelopment focused operating strategy, we are confident of our ability to produce top tier FFO per share growth while subjecting our investors to the least amount of risk in the sector.”

Summary of Other Quarterly Activities and Recent Developments

➢	July 12, 2004 – Federal Realty announced that it formed a joint venture with Clarion Lion Properties Fund, a discretionary fund created and advised by ING Clarion Partners. The joint venture intends to acquire up to $350 million of stabilized, supermarket-anchored shopping centers in the Trust’s strategic East Coast and California markets.

➢	September 7, 2004 – Federal Realty announced that its Board of Trustees increased the dividend on the Trust’s common shares by $0.06 annually, resulting in an annualized rate of $2.02 per share. This

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2004 OPERATING RESULTS

increase represented the 37th consecutive year that Federal Realty had increased its common dividend, the longest consecutive record in the REIT sector.

➢	September 21, 2004 – Federal Realty announced the acquisition of two supermarket-anchored shopping centers in the Boston metropolitan area for $38 million. The two properties, Campus Plaza in Bridgewater, Mass., and Pleasant Shops in Weymouth, Mass., were acquired for the Trust’s joint venture with Clarion Lion Properties Fund.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter earnings conference call, which is scheduled for November 4, 2004, at 11 a.m. Eastern Standard Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available for 30 days by dialing (800) 679-9654.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of shopping centers and Street Retail properties. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 16.8 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 350,000 square feet of retail space through its joint venture with Clarion Lion Properties Fund. Our operating portfolio (excluding joint venture properties) was 94.2% leased to approximately 2,200 national, regional, and local retailers as of September 30, 2004, with no single tenant accounting for more than 2.3% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 37 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 11, 2004, and include the following:

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2004 OPERATING RESULTS

♦	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

♦	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

♦	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

♦	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

♦	risks that our growth will be limited if we cannot obtain additional capital;

♦	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

♦	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K (as amended), our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2004.

Federal Realty Investment Trust

Summarized Operating Results

September 30, 2004

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
OPERATING RESULTS
Revenues
Rental income	$91,599	$80,424	$271,975	$238,563
Other property income	7,416	4,626	19,030	12,885
Mortgage interest income	1,142	886	3,385	3,018

	100,157	85,936	294,390	254,466
Expenses
Rental	22,624	18,952	67,167	59,366
Real estate taxes	10,033	8,897	28,655	25,312
Administrative	4,673	3,221	13,443	9,642
Depreciation and amortization	23,666	18,576	67,148	53,820

	60,996	49,646	176,413	148,140

Operating income	39,161	36,290	117,977	106,326

Interest income	548	316	1,350	1,057
Interest expense	(21,125)	(18,719)	(63,835)	(54,550)
Income from real estate partnership	19	—	19	—
Minority interests	(936)	(1,053)	(3,317)	(3,257)

Income from continuing operations	17,667	16,834	52,194	49,576

Discontinued operations
Operating income from discontinued operations	(4)	589	713	1,798
Gain on sale of real estate	997	7,172	9,331	7,723

Results from operations of discontinued assets	993	7,761	10,044	9,521

Net Income	18,660	24,595	62,238	59,097
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(12,215)
Preferred stock redemption fee	—	—	—	(3,423)

Net income available for common shareholders	$15,791	$21,726	$53,631	$43,459

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$18,660	$24,595	$62,238	$59,097
Gain on sale of real estate	(997)	(7,172)	(9,331)	(7,723)
Depreciation and amortization of real estate assets	21,376	16,974	61,145	49,146
Depreciation on JV real estate assets	50	—	50	—
Amortization of initial direct costs of leases	1,882	1,427	5,170	4,173

Funds from operations	40,971	35,824	119,272	104,693
Dividends on preferred stock	(2,869)	(2,869)	(8,607)	(12,215)
Income attributable to operating partnership units	242	375	1,032	816
Preferred stock redemption fee	—	—	—	(3,423)

Funds from operations available for common shareholders	38,344	33,330	111,697	89,871

Weighted average number of common shares, diluted	52,934	50,216	52,074	48,004

Funds from operations per share available for common shareholders	$0.72	$0.66	$2.14	$1.87

EARNINGS PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.28	$0.28	$0.86	$0.73
Income from discontinued operations	0.02	0.16	0.20	0.20

Net income available for common shareholders, basic	$0.30	$0.44	$1.06	$0.93

Weighted average number of common shares, basic	51,640	48,935	50,722	46,810

EARNINGS PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.28	$0.29	$0.85	$0.72
Income from discontinued operations	0.02	0.15	0.19	0.20

Net income available for common shareholders, diluted	$0.30	$0.44	$1.04	$0.92

Weighted average number of common shares, diluted	52,934	50,216	51,273	48,004

Federal Realty Investment Trust

Summarized Balance Sheet

September 30, 2004

Financial Highlights

(in thousands, except per share data)

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS

Real estate, at cost	$2,659,903	$2,470,149
Less accumulated depreciation and amortization	(573,246)	(514,177)

Net real estate investments	2,086,657	1,955,972

Cash and cash equivalents	23,437	34,968
Mortgage notes receivable	45,079	41,500
Accounts and notes receivable	34,748	31,207
Other assets	77,021	79,788
Investment in real estate partnership	14,078	—

TOTAL ASSETS	$2,281,020	$2,143,435

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage loans	$411,831	$414,357
Notes payable	320,090	361,323
Senior notes and debentures	567,980	535,000
Other liabilities	156,106	111,799

Total liabilities	1,456,007	1,422,479

Minority interests	35,250	29,582

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	654,763	556,374

Total shareholders’ equity	789,763	691,374

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,281,020	$2,143,435

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2004

	Three Months Ended
	September 30, 2004	September 30, 2003
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$18,660	$24,595
(Gain) on sale of real estate	(997)	(7,172)
Depreciation and amortization of real estate assets	21,376	16,974
Depreciation of joint venture real estate assets	50	—
Amortization of initial direct costs of leases	1,882	1,427

Funds from Operations	40,971	35,824
Dividends on preferred stock	(2,869)	(2,869)
Income attributable to operating partnership units	242	375
Preferred stock redemption fee	—	—

Funds from operations available for common shareholders	$38,344	$33,330

Weighted average number of common shares, diluted	52,934	50,216

Funds from operations per share, diluted	$0.72	$0.66

Summary of Capital Expenditures

Non-maintenance capital expenditures
Acquisition related (2)	$1,747	$50
Capital expenditures related to new square footage	1,539	—
Development, redevelopment and expansions	22,058	27,029
Tenant improvements	6,151	4,745

Total non-maintenance capital expenditures	31,495	31,824
Maintenance capital expenditures	2,007	1,665

Total capital expenditures	$33,502	$33,489

Dividends and Payout Ratios
Common dividends declared	$26,151	$24,090

Dividend payout ratio % - FFO	68%	72%

Notes:

(1)	See Glossary of Terms.
(2)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability

September 30, 2004

	As of
	September 30, 2004	September 30, 2003
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	51,908	49,164
Market price per common share	$44.00	$36.86

Common equity market capitalization	$2,283,952	$1,812,185

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$27.17	$27.00

Preferred equity market capitalization	$146,718	$145,800

Equity market capitalization	$2,430,670	$1,957,985

Total debt (2)	1,299,901	1,120,317

Total market capitalization	$3,730,571	$3,078,302

Total debt to market capitalization	35%	36%

Capital availability:
Cash on hand	$23,437	$33,656
Available capacity under line of credit	250,000	102,000
Available for issuance under shelf registration statement	225,000	400,000

	$498,437	$535,656

Notes:

(1)	Consists of 53,387,604 shares issued net of 1,479,383 shares held in Treasury as of September 30, 2004. As of September 30, 2003, consists of 50,629,782 shares issued net of 1,466,013 shares held in Treasury. Amounts do not include 449,325 and 839,828 Operating Units outstanding at September 30, 2004 and September 30, 2003, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the Trust’s 30% share of the $13.3 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2004

	Nine months ended September 30,		Three months ended September 30,
	2004	2003	2004	2003
Components of Rental Income (1)

Minimum Rents
Retail and commercial properties	$209,654	$184,822	$71,086	$63,082
Residential	9,295	6,056	3,149	2,593
Cost Reimbursements	49,190	41,588	16,520	13,488
Percentage Rents	3,836	6,097	844	1,261

Total Rental Income	$271,975	$238,563	$91,599	$80,424

Notes:
(1)	For the nine months ended September 30, 2004 and September 30, 2003, minimum rents include $2.6 million and $1.0 million, respectively, to recognize rent on a straight-line basis and includes $1.1 million and $0.1 million, respectively, to recognize income for market lease adjustments on acquired properties in accordance with SFAS 141. For the three months ended September 30, 2004 and September 30, 2003, minimum rents include $0.7 million and $0.2 million, respectively, to recognize rent on a straight-line basis and includes $0.5 million and $0.1 million, respectively, to recognize income for market lease adjustments on acquired properties in accordance with SFAS 141. Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Plaza Apartments and the residential rents at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt

September 30, 2004

	Maturity	Interest Rate as of September 30, 2004		Balance
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,900
164 E Houston Street	10/06/08	7.500%		200
Mercer Mall	09/01/09	8.375%		4,653
Federal Plaza	06/01/11	6.750%		35,230
Tyson’s Station	09/01/11	7.400%		6,664
Barracks Road	11/01/15	7.950%		43,855
Brick Plaza	11/01/15	7.415%		32,636
Hauppauge	11/01/15	7.950%		16,532
Lawrence Park	11/01/15	7.950%		31,084
Wildwood	11/01/15	7.950%		27,323
Wynnewood	11/01/15	7.950%		31,678
Mount Vernon	04/15/28	5.660%	(b)	12,894

				$252,649

Notes payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.00%		$2,016
Other	various	various		45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(c)	50,000
Term note with banks	10/08/06	LIBOR + .95%		100,000
Term note with banks	10/08/08	LIBOR + .95%	(d)	150,000
Escondido (Municipal bonds)	10/01/16	2.710%	(e)	9,400
Secured Fixed Rate
Loehmann’s Redemption Note	09/27/06	2.34%	(f)	8,629

				$320,090

Notes and Debentures
Unsecured Fixed Rate
6.625% Notes (fixed)	12/01/05	6.625%		$40,000
6.99% Medium Term Notes	03/10/06	6.894%	(g)	40,500
6.125% Notes	11/15/07	6.325%	(h)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
7.48% Debentures	08/15/26	7.480%		50,000
6.82% Medium Term Notes	08/01/27	6.820%		40,000

Subtotal				570,500
Less: Unamortized Discount				(2,520)
				$567,980

Capital lease obligations
Various through 2077 (i)				$159,182

Total Fixed and Variable Rate Debt				1,299,901

						Average annualized interest rate
Total fixed rate debt				$1,140,501	87.74%	6.89%
Total variable rate debt (j)				159,400	12.26%	2.23%

TOTAL DEBT AND CAPITAL LEASES				$1,299,901	100.00%	6.31%

	Nine months ended September 30,		Three months ended September 30,
	2004	2003	2004	2003
Operational statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.37x	2.01x	2.43x	2.24x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share of the $13.3 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option.
(d)	In January, 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the nine months ended September 30, 2004 was 2.71%.
(f)	The note bears interest at the Applicable Federal Rate established by the Internal Revenue Service for short-term debt instruments for the month of September, 2004.
(g)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(h)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(i)	The average annualized interest rate on capital lease obligations as of September 30, 2004 is 8.74% on a basis of minimum rent and 11.24% including performance based participation rent paid by the Trust.
(j)	Average annualized interest rate on variable rate debt as of September 30, 2004.
(k)	Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest). amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares (during the period ended September 30, 2003) and Series B preferred shares.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2004

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Expiring	Cumulative Percent of Debt Expiring
2004	$802	$—	$802		0.1%	0.1%
2005	4,539	40,000	44,539		3.4%	3.5%
2006	5,037	199,129	204,166	(1)	15.7%	19.2%
2007	5,436	149,216	154,652		11.9%	31.1%
2008	5,828	159,542	165,370		12.7%	43.8%
2009	6,164	178,278	184,442		14.2%	58.0%
2010	6,639	—	6,639		0.5%	58.5%
2011	6,670	111,606	118,276		9.1%	67.6%
2012	6,178	—	6,178		0.5%	68.1%
2013	4,672	—	4,672		0.4%	68.5%
Thereafter	164,959	245,206	410,165		31.5%	100.0%

Total	$216,924	$1,082,977	$1,299,901		100.00%

Note:

(1)	Includes a $100 million term loan and $50 million drawn under the Trust’s $300 million three year revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities and Santana Row

September 30, 2004

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2004 (3)
Santana Row Phase II	San Jose, CA	Two new pad sites (Best Buy and The Container Store) and additional parking	17%	$26.6	$25.2
Santana Row Phase III	San Jose, CA	Pad site (theater building)	10%	$4.4	$2.6
Garden Market	Western Springs, IL	Expansion, re-tenanting (new grocer) and new pad site (existing drug store)	10%	$2.6	$2.6
Bethesda Row	Bethesda, MD	New pad site (fitness equipment)	15%	$0.8	$0.5
Old Town Center	Los Gatos, CA	Re-tenanting (office) and site improvements	12%	$0.8	$0.8
Shops at Willow Lawn	Richmond, VA	Grocer expansion	6%	$0.6	$0.6
Laurel	Laurel, MD	Grocer expansion	>20%	$0.4	$0.4
Wildwood	Bethesda, MD	Pad expansion and re-tenanting (bank)	>20%	$0.4	$0.4
Lawrence Park	Broomall, PA	Grocer expansion	10%	$0.3	$0.3

Subtotal: Projects Anticipated to Stabilize in 2004 (3) (4)			15%	$36.8	$33.3

Projects Anticipated to Stabilize in 2005 (3)
Houston Street	San Antonio, TX	Retail and ground lease to Hotel Valencia	7%	$11.5	$12.0
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$5.7	$4.0
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	$4.5	$2.4
Leesburg Plaza - Peebles	Leesburg, VA	Re-tenanting (office supply & auto supply)	20%	$2.7	$1.2
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	$2.3	$0.8
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2.3	$1.6
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	$2.2	$2.0
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$1.9	$0.1
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	7%	$1.5	$1.5
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	$1.4	$0.0
Perring Plaza	Baltimore, MD	Re-tenanting (sporting goods and small shops)	6%	$1.3	$0.9
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	16%	$0.3	$0.1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			13%	$37.6	$26.6

Total: Projects Anticipated to Stabilize in 2004 and 2005 (3) (4)			14%	$74.4	$59.9

Anticipated future redevelopments stabilizing after 2005 include Bethesda Row (final phase), Mercer Mall, Fresh Meadows, Mount Vernon/South Valley, Leesburg Plaza (Kmart), Hollywood Boulevard, Houston Street, Rockville Town Square, Santana Row Phase IV and future phases, the Village at Shirlington and Shops at Willow Lawn. (3) (5)

Santana Row Summary (as of Sept 30, 2004)

	Retail Summary			Residential Summary			Financial Summary ($ millions)
Description	Total Stores	Square Feet	% Leased	Total Units	Rent (6)	% Leased	Projected Cost	Cost to Date	Anticipated Stabilized Yield (8)	Anticipated Stabilization (3)
Phase I – Retail, residential and Hotel Valencia(7)	110	445,212	90%	255	$1.67 - $2.96	98%	$443	$435	5%	2005
Phase II – Best Buy and The Container Store	3	83,991	100%	0	n/a	n/a	$27	$25	17%	2004
Phase III – CineArts theater building & restaurant	2	28,525	100%	0	n/a	n/a	$4	$3	10%	2004
Phase IV – Building 7 residential re-build	—	—	n/a	256	$1.94 – 2.47	n/a	$58	$21	11%	2006

Total	115	557,728	92%	511		98%	$531	$484	6.2%

Notes:

(1)	There is no guaranty that the Trust will ultimately complete any or all of these redevelopment opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously being paid for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	Range of gross rents. Market conditions have generally not required concessions on renewals, but have required concessions of up to one month on new 12 month leases. Overall average gross rent for Phase I is $2.03 per square foot per month and $2.28 per square foot per month for Phase IV. The range of rents above reflect the size and type of residential offerings for each phase.
(7)	Santana Row Phase I and Total Projected Cost and Cost to Date are net of $129 million of insurance proceeds, $11 million has been, or will be, recognized as income in 2003 and 2004.
(8)	Calculated as stabilized Property Operating Income (POI) divided by cost.

Federal Realty Investment Trust

2004 Acquisitions and Dispositions

Through September 30, 2004

Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in thousands)
March 31, 2004	Westgate Mall	San Jose, CA	637,211	$97,000		Target, Safeway, Burlington Coat Factory, Ross Dress for Less, Nordstrom Rack

Dispositions

Date	Property	City / State	GLA	Sales price
				(in thousands)
June 3, 2004	Village at Shirlington (land parcel)	Arlington, VA	n/a	$4,934

June 14, 2004	Magruder’s Center	Rockville, MD	109,000	14,350	(1)

July 1, 2004	Plaza del Mercado (contribution to joint venture)	Silver Spring, MD	96,000	20,578	(2)

September 16, 2004	Village at Shirlington (land parcels)	Arlington, VA	n/a	2,796	(3)

	Total		205,000	$42,658

Notes:

(1)	On June 14, 2004 the Magruders Center was conveyed to the City of Rockville in lieu of condemnation in order to facilitate the redevelopment of Rockville Town Center.
(2)	On July 1, 2004, we contributed Plaza del Mercado to a newly formed joint venture in which we own 30% of the equity.
(3)	On September 16, 2004, we sold two unimproved parcels of land at the Village at Shirlington in conjunction with the redevelopment of the property.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2004

									Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)
Property Name	Type(1)	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (2)	% Leased			Grocery Anchor (3)	Other Principal Tenants
				(in thousands)					(in thousands)
Mid-Atlantic Region

Washington Metropolitan Area
Bethesda Row	SR	Washington, DC-MD-VA	1993-98	80,743		(4)	440,000	98%	12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	SC	Washington, DC-MD-VA	1965	66,967	(5)	64.1%	337,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	SC	Washington, DC-MD-VA	1997	7,564		(6)	38,000	100%
Falls Plaza	SC	Washington, DC-MD-VA	1967	8,154		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	SC	Washington, DC-MD-VA	1972	3,333		100.0%	71,000	96%				CVS / Staples
Federal Plaza	SC	Washington, DC-MD-VA	1989	62,078		100.0%	247,000	98%	35,230			TJ Maxx / CompUSA / Ross
Friendship Center	SR	Washington, DC-MD-VA	2001	33,314		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	SC	Washington, DC-MD-VA	1993	23,947		100.0%	215,000	90%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	SC	Washington, DC-MD-VA	1994	15,023		100.0%	73,000	100%		30,000	Whole Foods
Laurel	SC	Washington, DC-MD-VA	1986	45,863		99.9%	383,000	98%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	SC	Washington, DC-MD-VA	1998	24,245		(6)	247,000	77%	9,900	55,000	Giant Food	Pier One
Loehmann’s Plaza	SC	Washington, DC-MD-VA	1983	45,540		100.0%	250,000	100%				Bally’s / Linens ‘n Things / Loehmann’s
Mid-Pike Plaza	SC	Washington, DC-MD-VA	1982	17,210		(7)	304,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore
Mount Vernon	SC	Washington, DC-MD-VA	2003	21,528		(6)	254,000	76%	12,894	54,000	Shoppers Food Warehouse
Old Keene Mill	SC	Washington, DC-MD-VA	1976	5,158		100.0%	92,000	100%		24,000	Whole Foods
Pan Am	SC	Washington, DC-MD-VA	1993	25,542		100.0%	218,000	99%		33,000	Safeway	Micro Center / Michaels
Pentagon Row	SR	Washington, DC-MD-VA	1999	87,248		100.0%	296,000	99%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	SC	Washington, DC-MD-VA	1997	33,461		100.0%	164,000	97%				Staples / TJ Maxx / Tower Records
Quince Orchard	SC	Washington, DC-MD-VA	1993	19,759		100.0%	252,000	100%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	SR	Washington, DC-MD-VA	N/A	2,584		(8)	N/A	N/A			Magruders (signed)
Rollingwood Apartments	SR	Washington, DC-MD-VA	1971	6,706		100.0%	N/A	93%
Sam’s Park & Shop	SR	Washington, DC-MD-VA	1995	12,098		100.0%	51,000	100%				Petco
South Valley	SC	Washington, DC-MD-VA	2003	14,741		(6)	218,000	85%				Home Depot / TJ Maxx
Tower	SC	Washington, DC-MD-VA	1998	18,775		100.0%	109,000	100%				Virginia Fine Wine / Talbots
Tyson’s Station	SC	Washington, DC-MD-VA	1978	3,356		100.0%	50,000	100%	6,664			Trader Joes
Village at Shirlington	SR	Washington, DC-MD-VA	1995	33,533		100.0%	204,000	98%				Cineplex Odeon / Carlyle Grand Café
Wildwood	SC	Washington, DC-MD-VA	1969	17,498		100.0%	86,000	100%	27,323	20,000	Balducci’s	CVS

				735,968			4,791,000	96%

Mid-Atlantic Region - Other
Governor Plaza	SC	Baltimore, MD	1985	18,876		99.9%	269,000	80%				Bally’s / Comp USA / Office Depot
Perring Plaza	SC	Baltimore, MD	1985	25,020		99.9%	401,000	96%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Barracks Road	SC	Charlottesville, VA	1985	39,837		100.0%	483,000	97%	43,855	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Winter Park	SR	Orlando, FL	1996	6,972		100.0%	28,000	100%
Eastgate	SC	Raleigh-Durham-Chapel Hill, NC	1986	16,466		100.0%	159,000	83%		23,000	Earth Fare	Stein Mart
Shops at Willow Lawn	SC	Richmond-Petersburg, VA	1983	61,093		99.9%	488,000	71%		60,000	Kroger	Old Navy / Tower Records / Staples

				168,264			1,828,000	86%
		Total Mid-Atlantic Region		904,232			6,619,000	93%
Northeast Region

Philadelphia Metropolitan Area
Andorra	SC	Philadelphia, PA-NJ	1988	21,734		99.9%	259,000	100%		24,000	Acme Markets	Kohl’s / Staples
Bala Cynwyd	SC	Philadelphia, PA-NJ	1993	24,933		100.0%	281,000	100%		45,000	Acme Markets	Lord & Taylor
Ellisburg Circle	SC	Philadelphia, PA-NJ	1992	28,946		100.0%	268,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	SC	Philadelphia, PA-NJ	1980	11,653		100.0%	111,000	91%		53,000	Genuardi’s	OfficeMax
Flourtown	SC	Philadelphia, PA-NJ	1980	9,025		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	SC	Philadelphia, PA-NJ	1985	17,793		100.0%	216,000	88%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	SC	Philadelphia, PA-NJ	1980	25,886		100.0%	348,000	100%	31,084	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	SC	Philadelphia, PA-NJ	1983	22,014		100.0%	292,000	92%				Burlington Coat / Marshalls / Tower Records
Willow Grove	SC	Philadelphia, PA-NJ	1984	26,308		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	SC	Philadelphia, PA-NJ	1996	35,292		100.0%	255,000	99%	31,678	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy
				223,584			2,432,000	94%
New York / New Jersey
Allwood	SC	Bergen-Passaic, NJ	1988	4,295		(7)	52,000	100%	3,492	25,000	Stop & Shop	Mandee Shop
Clifton	SC	Bergen-Passaic, NJ	1988	5,034		(7)	80,000	66%	3,247			Drug Fair / Dollar Express
Blue Star	SC	Middlesex-Somerset-Hunterdon, NJ	1988	39,561		(7)	407,000	97%	26,651	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brunswick	SC	Middlesex-Somerset-Hunterdon, NJ	1988	24,010		(7)	303,000	97%	11,095	55,000	A&P	A.J. Wright / L.A. Fitness
Rutgers	SC	Middlesex-Somerset-Hunterdon, NJ	1988	15,944		(7)	217,000	99%	12,852	44,000	Stop & Shop	Kmart
Brick Plaza	SC	Monmouth-Ocean, NJ	1989	55,202		100.0%	409,000	95%	32,636	66,000	A&P	Loews Theatre / Barnes&Noble / Sports Authority
Greenlawn Plaza	SC	Nassau-Suffolk, NY	2000	11,979		100.0%	102,000	100%		46,000	Waldbaum’s
Hauppauge	SC	Nassau-Suffolk, NY	1998	26,380		100.0%	131,000	100%	16,532	61,000	Shop Rite	AC Moore

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2004

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants

				(in thousands)				(in thousands)
Huntington	SC	Nassau- Suffolk, NY	1988	22,456	(7)	279,000	100%	14,258			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Forest Hills	SR	New York, NY	1997	23,969	100.0%	86,000	98%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	SC	New York, NY	1997	64,920	100.0%	403,000	96%			Pathmark (signed)	Value City / Kohl’s / Cineplex Odeon
Troy	SC	Newark, NJ	1980	20,606	100.0%	202,000	99%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us
Hamilton	SC	Trenton, NJ	1988	8,123	(7)	190,000	100%	4,814	53,000	Shop Rite	AC Moore / Stevens Furniture
Mercer Mall	SC	Trenton, NJ	2003	86,169	(7)	435,000	93%	59,902	74,900	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx

				408,648		3,296,000	96%
New England
Dedham Plaza	SC	Boston- Worcester- Lawrence- Lowell- Brockton, MA	1993	29,961	100.0%	243,000	98%		80,000	Star Market	Pier One
Queen Anne Plaza	SC	Boston- Worcester- Lawrence- Lowell- Brockton, MA	1994	14,803	100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	SC	Boston- Worcester- Lawrence- Lowell- Brockton, MA	1996	13,307	100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart
Bristol Plaza	SC	Hartford, CT	1995	22,127	100.0%	277,000	96%		57,000	Stop & Shop	TJ Maxx
West Hartford	SR	Hartford, CT	1994-1996	8,051	100.0%	62,000	89%
Greenwich Avenue	SR	New Haven- Bridgeport- Stamford- Waterbury	1994-1996	15,993	100.0%	42,000	100%				Saks Fifth Avenue

				104,242		944,000	98%
Chicago
Crossroads	SC	Chicago, IL	1993	22,240	100.0%	173,000	97%				Comp USA / Golfsmith / Guitar Center
Finley Square	SC	Chicago, IL	1995	28,684	100.0%	313,000	100%				Bed, Bath & Beyond / Sports Authority
Garden Market	SC	Chicago, IL	1994	11,121	100.0%	140,000	100%		63,000	Dominick’s	Walgreens
North Lake Commons	SC	Chicago, IL	1994	13,032	100.0%	129,000	93%		77,000	Dominick’s
Evanston	SR	Chicago, IL	1995	3,220	100.0%	12,000	100%				Gap

				78,297		767,000	98%
Northeast Region - Other
Gratiot Plaza	SC	Detroit, MI	1973	17,461	100.0%	218,000	100%		69,000	Farmer Jack’s	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	SC	Lancaster, PA	1980	10,137	(7)	107,000	97%	4,907	39,000	Giant Food	Michaels

				27,598		325,000	99%
		Total Northeast Region		842,369		7,764,000	96%
West Region
California
Colorado Blvd	SR	Los Angeles- Long Beach, CA	1996-1998	16,580	100%	69,000	98%				Pottery Barn / Banana Republic
Hermosa Ave	SR	Los Angeles- Long Beach, CA	1997	4,722	90.0%	23,000	100%
Hollywood Blvd	SR	Los Angeles- Long Beach, CA	1999	24,729	90.0%	150,000	78%				Hollywood Entertainment Museum
Third St Promenade	SR	Los Angeles- Long Beach, CA	1996-2000	73,818	(9)	209,000	99%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Escondido	SC	San Diego, CA	1996	24,924	70.0%	222,000	97%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	SR	San Diego, CA	1996-1997	12,335	(10)	51,000	82%				Urban Outfitters
150 Post Street	SR	San Francisco, CA	1997	32,344	100.0%	102,000	61%				Brooks Brothers
Kings Court	SC	San Jose, CA	1998	11,410	(6)	79,000	98%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	SR	San Jose, CA	1997	33,712	100.0%	95,000	96%				Borders / Gap Kids / Banana Republic
Westgate	SC	San Jose, CA	2004	113,651	100.0%	640,000	96%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
Santana Row	SR	San Jose, CA	1997	490,237	100.0%	558,000	92%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre

				838,462		2,198,000	92%
West Region - Other
Mill Avenue	SR	Phoenix- Mesa, AZ	1998	11,195	(11)	39,000	100%				Gordon Biersch
Houston St	SR	San Antonio, TX	1998	63,645	100.0%	171,000	82%	200

				74,840		210,000	86%
		Total West Region		913,302		2,408,000	92%

Total				2,659,903		16,791,000	94%	411,831

Notes:

(1)	SR - Street Retail; SC - Shopping Center
(2)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(6)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Property subject to capital lease obligation.
(8)	Currently under contract to acquire the retail square footage upon completion of development.
(9)	Consists of nine properties, seven at 100% and two at 90%.
(10)	Consists of four properties, three at 100% and one at 90%.
(11)	Consists of two properties, one at 100% and one at 85%. On October 1, 2004 we acquired the remaining 15% interest on the one.

Federal Realty Investment Trust

Shopping Center / Street Retail Summary

September 30, 2004

Shopping Center Summary
(in thousands, except square footage data)
	For the nine months ended September 30,
	2004	2003
Real Estate Assets, at cost	$1,584,743	$1,328,345

Rental Income (1)	$187,987	$169,491
Other Property Income	7,248	6,530
Interest Income	1,018	684

Total Revenues	196,253	176,705
Rental Expense	37,296	32,876
Real Estate Tax Expense	21,238	19,081

Total Property Operating Expenses	58,534	51,957

Property Operating Income (2)	$137,719	$124,748

Square Feet (3)	13,985,000	13,015,000

Street Retail Summary
(in thousands, except square footage data)
	For the nine months ended September 30,
	2004	2003
Real Estate Assets, at cost	$1,075,161	$1,025,018

Rental Income (4)	$83,988	$69,073
Other Property Income	11,782	6,355
Interest Income	3,716	3,391

Total Revenues	99,486	78,819

Rental Expense	29,871	26,491
Real Estate Tax Expense	7,416	6,231

Total Property Operating Expenses	37,287	32,722

Property Operating Income (2)	$62,199	$46,097

Square Feet (3)	2,806,000	2,765,000

Notes:

(1)	Includes rent revenue from residential units of $1.6 million in 2004 and $0.6 million in 2003.
(2)	All components of property operating income for the periods ended September 30, 2004 and 2003 have been restated for discontinued operations.
(3)	Excludes redevelopment square footage not yet in service. Does not include any future phases of Santana Row or residential square footage at Santana Row, Rollingwood Apartments or The Crest at Congressional Apartments.
(4)	Includes rent revenue from residential units of $7.7 million in 2004 and $5.4 million in 2003.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Comparable Basis

September 30, 2004

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2004	42	55%	183,428	$24.44	$19.56	$893,800	25%	39%	6.8	$190,135	$1.04
2nd Quarter 2004	52	63%	219,919	$20.83	$18.35	$544,693	13%	22%	5.3	$529,924	$2.41
1st Quarter 2004	32	43%	102,220	$27.45	$24.98	$252,272	10%	22%	5.7	$70,000	$0.68
4th Quarter 2003	40	55%	124,683	$26.95	$25.59	$169,950	5%	19%	4.8	$47,000	$0.38

Total - 12 months	166	54%	630,250	$24.16	$21.21	$1,860,715	14%	26%	5.7	$837,059	$1.33

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis% Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2004	35	45%	225,497	$21.50	$17.99	$791,958	20%	28%	10.3	$5,302,465	$23.51
2nd Quarter 2004	30	37%	261,186	$19.10	$16.74	$617,736	14%	21%	9.5	$3,694,856	$14.15
1st Quarter 2004	42	57%	272,835	$19.93	$16.46	$948,063	21%	30%	9.9	$2,754,080	$10.09
4th Quarter 2003	33	45%	124,333	$23.90	$18.88	$623,990	27%	38%	7.8	$3,700,718	$29.76

Total - 12 months	140	46%	883,851	$20.64	$17.27	$2,981,747	20%	28%	9.5	$15,452,119	$17.48

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2004	77	100%	408,925	$22.82	$18.69	$1,685,758	22%	33%	8.6	$5,492,600	$13.43
2nd Quarter 2004	82	100%	481,105	$19.89	$17.47	$1,162,429	14%	21%	7.5	$4,224,780	$8.78
1st Quarter 2004	74	100%	375,055	$21.98	$18.78	$1,200,335	17%	27%	8.5	$2,824,080	$7.53
4th Quarter 2003	73	100%	249,016	$25.43	$22.24	$793,940	14%	27%	6.2	$3,747,718	$15.05

Total - 12 months	306	100%	1,514,101	$22.11	$18.91	$4,842,462	17%	27%	7.8	$16,289,178	$10.76

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)

September 30, 2004

Total Lease Summary - Non-Comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
3rd Quarter 2004	2	8,609	$58.41	10.0	$—	$—
2nd Quarter 2004	5	14,816	$29.23	7.8	$196,052	$13.23
1st Quarter 2004	10	78,843	$24.69	13.7	$25,000	$0.32
4th Quarter 2003	6	21,867	$36.64	8.9	$84,425	$3.86

Total - 12 months	23	124,135	$29.68	11.4	$305,477	$2.46

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Weighted average is determined on the basis of square footage.
(5)	See Glossary of Terms.

Federal Realty Investment Trust

Lease Expirations

September 30, 2004

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF	Expiring SF (2)	% of Total SF	Minimum Rent PSF
2004	58,000	1%	$7.69	187,000	3%	$21.12	245,000	2%	$17.92
2005	273,000	3%	$13.43	750,000	11%	$21.98	1,023,000	7%	$19.70
2006	461,000	5%	$9.82	867,000	13%	$24.38	1,328,000	9%	$19.33
2007	884,000	10%	$8.47	978,000	15%	$23.93	1,862,000	12%	$16.59
2008	746,000	9%	$11.27	899,000	13%	$22.90	1,645,000	11%	$17.63
2009	1,167,000	14%	$11.02	874,000	13%	$26.20	2,041,000	13%	$17.52
2010	454,000	5%	$12.46	456,000	7%	$23.75	910,000	6%	$18.12
2011	376,000	4%	$18.32	461,000	7%	$29.48	837,000	5%	$24.47
2012	540,000	6%	$12.68	400,000	6%	$33.75	940,000	6%	$21.64
2013	680,000	8%	$14.55	259,000	4%	$30.84	939,000	6%	$19.04
Thereafter	2,995,000	35%	$14.86	579,000	9%	$30.79	3,574,000	23%	$17.44

Total (3)	8,634,000	100%	$12.88	6,710,000	100%	$25.66	15,344,000	100%	$18.47

Assumes lease options are exercised
	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF (2)	% of Anchor SF	Minimum Rent PSF	Expiring SF (2)	% of Small Shop SF	Minimum Rent PSF	Expiring SF (2)	% of Total SF	Minimum Rent PSF
2004	23,000	0%	$19.43	149,000	2%	$20.79	172,000	1%	$20.61
2005	19,000	0%	$16.00	491,000	7%	$23.66	509,000	3%	$23.38
2006	54,000	1%	$12.34	502,000	7%	$26.77	556,000	4%	$25.37
2007	155,000	2%	$7.73	559,000	8%	$23.99	714,000	5%	$20.45
2008	150,000	2%	$11.88	551,000	8%	$23.47	701,000	5%	$20.99
2009	244,000	3%	$11.35	537,000	8%	$27.73	782,000	5%	$22.61
2010	158,000	2%	$13.42	387,000	6%	$24.62	546,000	4%	$21.37
2011	114,000	1%	$15.02	496,000	7%	$23.75	610,000	4%	$22.12
2012	215,000	2%	$13.35	431,000	6%	$28.50	646,000	4%	$23.47
2013	256,000	3%	$12.34	341,000	5%	$24.63	597,000	4%	$19.36
Thereafter	7,246,000	84%	$13.00	2,266,000	34%	$26.84	9,511,000	62%	$16.29

Total (3)	8,634,000	100%	$12.88	6,710,000	100%	$25.66	15,344,000	100%	$18.47

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of September 30, 2004.
(3)	Represents occupied square footage as of September 30, 2004.

Federal Realty Investment Trust

Portfolio Leasing Statistics

September 30, 2004

Overall Portfolio Statistics (1)

	At September 30, 2004			At September 30, 2003
Type	Size	Leased	Leased%	Size	Leased	Leased%
Retail Properties (2):	16,791,000	15,818,000	94.2%	15,780,000	14,821,000	93.9%
Residential Properties (3):	683	636	93.1%	683	623	91.2%

Same Center Statistics (1)
	At September 30, 2004			At September 30, 2003
Type	Size	Leased	Leased%	Size	Leased	Leased%
Retail Properties (2)(4):	12,277,000	11,852,000	96.5%	12,262,000	11,851,000	96.7%
Residential Properties (3):	683	636	93.1%	683	623	91.2%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, Santana Row residential and The Crest at Congressional Apartments.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2004

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,510,000		2.30%	472,000		2.81%	8
2	Gap, Inc.	$6,290,000		2.22%	232,000		1.38%	12
3	Ahold USA, Inc.	$6,130,000		2.16%	502,000		2.99%	10
4	Bed, Bath & Beyond, Inc.	$5,620,000		1.98%	396,000		2.36%	9
5	Barnes & Noble, Inc.	$4,240,000		1.50%	194,000		1.16%	20
6	TJX Companies	$3,960,000		1.40%	454,000		2.70%	14
7	Best Buy Stores, L.P.	$3,480,000		1.23%	101,000		0.60%	3
8	CVS Corporation	$3,460,000		1.22%	142,000		0.85%	13
9	Wakefern Food Corporation	$3,080,000		1.09%	232,000		1.38%	4
10	Borders Group, Inc.	$2,780,000		0.98%	129,000		0.77%	5
11	Michaels Stores, Inc.	$2,480,000		0.88%	165,000		0.98%	8
12	OPNET Technologies, Inc.	$2,480,000		0.88%	60,000		0.36%	1
13	MTS, Inc.	$2,400,000		0.85%	91,000		0.54%	5
14	Great Atlantic & Pacific Tea Co	$2,380,000		0.84%	236,000		1.41%	4
15	CompUSA, Inc.	$2,370,000		0.84%	134,000		0.80%	5
16	Retail Ventures, Inc.	$2,370,000		0.84%	117,000		0.70%	4
17	Office Depot, Inc.	$2,270,000		0.80%	149,000		0.89%	6
18	Home Depot, Inc.	$2,210,000		0.78%	218,000		1.30%	3
19	The Container Store, Inc.	$2,190,000		0.77%	52,000		0.31%	2
20	Dress Barn, Inc.	$2,120,000		0.75%	109,000		0.65%	15
21	Toys R Us, Inc.	$2,080,000		0.73%	259,000		1.54%	7
22	Dollar Tree Stores, Inc.	$2,060,000		0.73%	162,000		0.96%	16
23	Bally’s Health & Tennis	$2,040,000		0.72%	156,000		0.93%	5
24	Staples, Inc.	$2,000,000		0.71%	106,000		0.63%	6
25	Kohl’s Corporation	$1,900,000		0.67%	356,000		2.12%	3

	Totals - Top 25 Tenants	$78,900,000		27.84%	5,224,000		31.11%	188

	Total Annualized Base Rent:	$283,400,000	(1)

	Total Portfolio Square Footage:				16,791,000	(2)

Note:

(1)	Reflects annual in-place contractual rent as of September 30, 2004.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income Guidance to FFO Guidance

September 30, 2004

Reconciliation of 2004 Net Income Guidance to 2004 FFO Guidance ($ millions except per share amounts)	Forecast
Net income	$76	to	$77
Gain on sale of real estate	(9)		(9)
Depreciation and amortization of real estate assets	83		83
Amortization of initial direct costs of leases	7		7

Funds from Operations	157		158
Income attributable to operating partnership units	2		2
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders(1)	148	to	149

Weighted Average Shares (diluted)	52.3

Funds from operations available for common shareholders per share	$2.83	to	$2.84

Reconciliation of 2005 Net Income Guidance to 2005 FFO Guidance ($ millions except per share amounts)

	Forecast
Net income	$75	to	$77
Gain on sale of real estate	—		—
Depreciation and amortization of real estate assets	86		86
Amortization of initial direct costs of leases	7		7

Funds from Operations	168		170
Income attributable to operating partnership units	2		2
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders(1)	159	to	161

Weighted Average Shares (diluted)	52.9

Funds from operations available for common shareholder per share	$3.00	to	$3.03

Note:

(1)	Individual items may not add up to total as a result of rounding.

Federal Realty Investment Trust

Summarized Operating Results - Joint Venture

September 30, 2004

Financial Highlights

(in thousands, except per share data)

(unaudited)

OPERATING RESULTS

Three months ended September 30, 2004
Revenues
Rental income	$612
Other property income	1

613
Expenses
Rental	130
Real estate taxes	53
Depreciation and amortization	168

351

Operating income	262

Interest expense	(197)

Net Income	65

Federal Realty Investment Trust

Summarized Balance Sheet - Joint Venture

September 30, 2004

Financial Highlights

(in thousands, except per share data)

CONSOLIDATED BALANCE SHEETS

September 30, 2004

(unaudited)
ASSETS

Real estate, at cost	$63,986
Less accumulated depreciation and amortization	(168)

Net real estate investments	63,818

Cash and cash equivalents	1,020
Accounts receivable	71
Other assets	2,036

TOTAL ASSETS	$66,945

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$13,325
Other liabilities	6,692

Total liabilities	20,017

Partners’ Capital
Capital - Clarion Lion Properties Fund	32,850
Capital - Federal Realty Investment Trust	14,078

Total partners’ capital	46,928

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$66,945

Federal Realty Investment Trust

Summary of Outstanding Debt - Joint Venture

September 30, 2004

	Maturity	Interest Rate as of September 30, 2004	Balance
			(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado	07/05/14	5.770%	$13,325

Total Fixed Rate Debt			$13,325

Federal Realty Investment Trust

2004 Acquisitions and Dispositions - Joint Venture

Through September 30, 2004

Acquisitions

Date	Property	City /State	GLA	Purchase price	Anchor tenants
				(in thousands)
July 1, 2004	Plaza del Mercado(1)	Silver Spring, MD	96,000	$20,578	Giant Food, CVS
September 20, 2004	Campus Plaza	Bridgewater, MA	121,000	17,725	Roche Brothers Supermarket, Burlington Coat Factory

September 20, 2004	Pleasant Shops	Weymouth, MA	128,000	20,275	Foodmaster Supermarket, Marshalls

	Total		345,000	$58,578

Notes:

(1)	On July 1, 2004, we contributed Plaza del Mercado to a newly formed joint venture in which we own 30% of the equity.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2004

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
Mid-Atlantic Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	20,728	96,000	96%	13,325	25,000	Giant Food	CVS

				96,000	96%

	Total Mid- Atlantic Region			96,000	96%

Northeast Region

New England
Campus Plaza	Boston- Worcester- Lawrence- Lowell- Brockton, MA	2004	20,847	121,000	95%	0	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston- Worcester- Lawrence- Lowell- Brockton, MA	2004	22,411	128,000	100%	0	38,000	Foodmaster	Marshalls

				249,000	97%

	Total Northeast Region			249,000

Total			63,986	345,000	97%	13,325

Notes:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt. EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the nine months ended September 30, 2004 and 2003 is as follows:

	For the Nine Months Ended September 30,
	(in thousands)
	2004	2003
Net income	$62,238	$59,097
Depreciation and amortization	67,148	54,317
Interest	63,835	54,550
(Gain) on sale of real estate	(9,331)	(7,723)

EBITDA	$183,890	$160,241

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Excludes centers purchased or sold.

Tenant improvements: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.